AMENDED BY-LAWS
                                       OF
                              WINTER SPORTS, INC.


                              ARTICLE I.  OFFICES


     The principal office of the Corporation shall be located at the offices of Winter Sports, Inc., Big Mountain, Whitefish, Montana. The Corporation may have such other offices either within or without the State of Montana as the Board of Directors may designate from time to time.

     The registered office of the Corporation as required by the Montana Business Corporation Act is to be maintained in the State of Montana and may be, but need not be, identical with the principal office in the State of Montana, and the registered agent and the address of the registered office may be changed from time to time by the Board of Directors.


                           ARTICLE II.  SHAREHOLDERS

     Section 1. Annual Meeting. The annual meeting of the shareholders of the Corporation shall be held at the principal office of the Corporation, Big Mountain, Whitefish, Montana, or at such other place within the Whitefish, Montana, area, as shall be designated by the Board of Directors from time to time.
     The meeting shall be held on the third Tuesday of July of each year at 6:30 o'clock P.M. (M.D.T.). If the date fixed for the annual meeting shall be a legal holiday in the State of Montana, such meeting shall be held on the next succeeding business day. This meeting shall be for the election of directors and for the transaction of such other business as may properly come before the meeting. If the election of directors shall not be held on the day designated herein for any annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be, subject to the notice provisions of the statutes of the State of Montana applicable thereto.

     Nominations for election to the Board of Directors may be made by the Board of Directors or by a Nominating Committee appointed by the Board of Directors for that purpose, or by any shareholder of common stock of the Corporation entitled to vote for the election of Directors. Nominations, other than those made by or on behalf of the Board of Directors, either by the Board of Directors or by the Nominating Committee appointed by the Board of Directors, shall be made in writing and shall be delivered or mailed to the President of the Corporation, not less than fifteen (15) days nor more than fifty (50) days prior to any meeting of shareholders called for the election of Directors; provided, however, that if less than twenty (20) days' notice of the meeting is given to shareholders, such nomination shall be mailed or delivered to the President of the Corporation not later than the close of business on the fifth day following the day on which the notice of meeting was mailed. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of such nominee; (c) the name and resident address of the notifying shareholder, and (d) the number of shares of common stock of the Corporation owned by the notifying shareholder. Nominations not made in accordance here-with may, in his discretion, be disregarded by the Chairman of the meeting, and upon his instructions, the vote tellers may disregard all votes cast for each such nominee. This provision does not prohibit nor prevent write-in votes by stockholders entitled to vote at the election of directors for candidates of their choice.

     Section 2. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, may be called by the President, Vice President, Board of Directors, or by the holders of not less than one-half of all the shares entitled to vote at the meeting.

     Section 3. Place of Meeting. The persons calling the special meeting may designate any place, provided it must be held within Flathead County, Montana. If no designation is made, the place of the meeting shall be the principal office of the Corporation at Big Mountain, Whitefish, Montana.

     Section 4. Notice of Meeting. Written notice stating the place, day and hour of the special meeting and the purpose or purposes for which the meeting is called, shall be delivered, personally or by mail, not less than ten (10) nor more than fifty (50) days before the date of the meeting, by or at the direction of the President or the Secretary or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States Mail, addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon, prepaid.

     Section 5. Closing of Transfer Books and Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the Corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, fifty days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of the shareholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof.

     Section 6. Voting Lists. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make a complete list of the shareholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such lists shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer book shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

     Section 7. Quorum. A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of the shareholders. If a meeting cannot be organized because a quorum has not attended, those present may adjourn the meeting from time to time until a quorum is present, at which time any business may be transacted that may have been transacted at the meeting as originally called. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

     Section 8. Voting of Shares. Subject to the provisions of Section 10 of this Article II, each outstanding share shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.

     Neither treasury shares nor shares of its own stock held by the Corporation in a fiduciary capacity, nor shares held by another Corporation if a majority of the shares entitled to vote for the election of directors of such other Corporation is held by the Corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time.

     Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of the trustee may be voted by him, either in person or by proxy, not no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

     Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

     A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

     Shares of its own stock belonging to the Corporation or held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

     All shares held in a joint tenancy, tenancy by the entirety relationship, or tenancy in common relationship, shall be entitled to only one vote per share. The first named joint tenant shall be presumed to have the voting power of the shares held in said joint tenancy or tenancy by the entirety relationship, unless a proxy to the contrary has been filed prior to the meeting with the Secretary.
     Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy of such shareholding corporation as the by-laws of such shareholding corporation may prescribe, or in the absence of such provision as the Board of Directors of such shareholding corporation may determine. Such shareholding corporation, in the absence of the use of a proxy for its officer or agent to vote, must file with the Secretary of the Corporation either a certified copy of that portion of its by-laws authorizing such vote by such officer or agent or a certified copy of a resolution of the Board of Directors of such shareholding corporation authorizing the specific officer or agent to vote the shares held by the shareholding corporation.

     Section 9.  Proxies.   At all meetings of shareholders, a shareholder may
vote by proxy executed in writing by the shareholder or by his duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

     Section 10. Cumulative Voting. At each election for directors every shareholder entitled to at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote, or to cumulate his votes by giving a candidate as many votes as the number of such directors multiplied by the number of his shares shall equal, or by distributing such votes on the same principle among any number of candidates.

                        ARTICLE III.  BOARD OF DIRECTORS

     Section 1. General Powers. The business and affairs of the Corporation shall be managed by its Board of Directors.

     Section 2. Number, Tenure and Qualifications. The number of directors of the Corporation shall be five (5). Each director shall hold office until the next annual meeting of shareholders and until his successor shall have been elected and qualified. Directors must be shareholders of the Corporation.

     Section 3. Regular Meetings. The annual meeting of the Board of Directors shall be held without other notice than this By-Law, immediately following and at the same place as the annual meeting of shareholders.

     The Board of Directors may provide, by resolution, the time and place for the holding of additional regular meetings, without other than such resolution.

     Section 4. Special Meetings. Special meetings of the Board of Directors shall be held at the principal office of the Corporation, Big Mountain, Whitefish, Montana, or at such other place as designated by the Board of Directors, and may be called by or at the request of the President, or by any three (3) directors. The Secretary shall give notice of the time and place of each special meeting, but need not set forth the business to be transacted nor the purpose of such special meeting.

     Section 5. Notice. Notice of any special meeting shall be given at least three (3) days before the meeting by written notice delivered personally, mailed or by telegram to each director at his business address. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage prepaid thereon. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. The attendance of a director at a meeting and the signature of the director on the minutes of said meeting, shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

     Section 6. Quorum. A majority of the number of directors fixed by Section 2 of this Article III, as amended from time to time, shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. But if less than such majority is present at a meeting a majority of the directors present may adjourn the meeting from time to time without further notice until a quorum shall be present, whereupon the meeting at which every director shall be present, even though without any notice, any business may be transacted.

     Any director shall be considered present, with his consent, at any meeting of the Board even though he is not physically present but is in communication with at least a majority of the Board as established by Section 2 of this
Article III, by telephone, telegraph or radio, and both the directors actually present at the meeting and the director not physically present at the meeting are both capable of receiving and transmitting messages for prompt and current receipt and understanding by each other.

     At all meetings of the Board of Directors, each director shall have one vote. The concurrence of a majority of the directors fixed by Section 2 of this
Article III shall be required in order to constitute an act of the Board of Directors.

     Section 7. Vacancies. Any vacancy occurring the in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors.
     Any directorship to be filled by reason of the removal of one or more of the directors by the shareholders may be filled by election by the shareholders at the same meeting at which the director or directors are removed.

     Section 8. Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting within twenty-four (24) hours after the adjournment thereof with the Secretary of the Corporation. Such right to dissent shall not apply to a director who voted in favor of such action.

     Section 9. Compensation. By resolution of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

     Section 10. Emergency Power. When, due to a national disaster, a majority of the directors are incapacitated or otherwise unable to attend the meetings and function as directors, the remaining members of the Board of Directors shall have all the powers necessary to function as a complete Board, and for the purpose of doing business and filling vacancies shall constitute a quorum, until such time as all directors can attend or vacancies can be filled pursuant to these By-Laws, and the statutes of the State of Montana.

                             ARTICLE IV.  OFFICERS

     Section 1. Number. The officers of the Corporation shall be a President, one or more Vice Presidents (the number thereof to be determined by the Board of Directors), a Secretary, and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers, assistant officers, and agents as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person, except the offices of President and Secretary and except for the offices of Vice President and Secretary. Officers need not be directors or shareholders of the Corporation.

     Section 2. Election and Term of Office. The officers of the Corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the annual meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

     Section 3. Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not in itself create contract rights.

     Section 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

     Section 5. President. The President shall be the principal executive and administrative officer of the Corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the Corporation. He shall, when present, preside at the meetings of the shareholders and of the Board of Directors. He may sign, with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-Laws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

     Section 6. The Vice Presidents. In the absence of the President or in the event of his death, inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

     Section 7. The Secretary. The Secretary shall: (a) keep the minutes of the shareholders' and the Board of Directors' meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) sign with the President, or a Vice President, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Corporation; and (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

     Section 8. The Treasurer. The Treasurer shall have charge and supervision and be responsible for all funds and securities of the Corporation and shall have charges and supervision of the deposits of all monies due and payable to the Corporation from any source whatsoever in such banks or depositories as shall be selected by the Board of Directors, and shall in general perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors. He shall give bond for the faithful performance of his duties in such sum as shall be required and approved by the Board of Directors. He has authority to employ independent accountants, subject, however, to the approval of the Board of Directors.

     Section 9. Assistant Secretaries and Assistant Treasurers. The Assistant Secretaries shall exercise the duties of the Secretary and those duties incident to the office of Secretary when the Secretary is absent or not available and such other duties as shall be assigned by the President or by the Board of Directors. The Assistant Treasurers shall perform those duties incident to the office of Treasurer and those assigned to the Treasurer in the absence or unavailability of the Treasurer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

     Section 10. General Manager. The Board of Directors may employ and appoint a General Manager who need not be an officer or director. He shall be the chief operating officer of the Corporation and, subject to the directions of the Board of Directors and President, shall have the general charge of the business operations of the Corporation and general supervision over its employees and agents. He shall be charged with the management of the business and of the Corporation and of all of its dealings, but at all times subject to the control of the Board of Directors.

     Section 11. Salaries. The salaries or other compensation of the officers of the Corporation shall be fixed, by contract or otherwise, from time to time by the Board of Directors, except that the Board of Directors may delegate to any person or group of persons the power to fix the salaries or other compensation of any subordinate officers or agents. No officer shall be prevented from receiving any such salary or compensation by reason of the fact that he is also a Director of the Corporation.

                             ARTICLE V.  COMMITTEES

     Section 1. Executive and Other Committees. The Board of Directors by resolution adopted by a majority of the full Board of Directors may designate from among its members and Executive Committee and one or more other committees, each of which, to the extent provided in such resolution, shall have and may exercise the authority of the Board of Directors. No such committee shall have the authority of the Board of Directors in reference to amending the Articles of Incorporation, adopting a plan of merger or consolidation, recommending to the shareholders the sale, lease, exchange, or other disposition of all or substantially all the property and assets of the Corporation, otherwise and in the usual and regular course of business, recommending to the shareholders a voluntary dissolution of the Corporation or revocation thereof, amending the By-Laws of the Corporation, declaration of dividends, issuance of stock, recommending to shareholders any other action requiring their approval. The designation of any such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors or any member thereof of any responsibility imposed by law.

               ARTICLE VI.  CONTRACTS, LOAN, CHECKS AND DEPOSITS

     Section 1. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

     Section 2. Loans. No loan shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

     Section 3. Checks, Drafts, Etc. All notes, drafts, acceptances, checks, endorsements and evidences of indebtedness of the Corporation shall be signed by such officer or officers or such agent or agents of the Corporation and in such manner as the Board of Directors from time to time may determine.

     Section 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select, or as may be selected by any officer or agent authorized to do so by the Board of Directors.

     Endorsements for deposit to the credit of the Corporation in any of its duly authorized depositories shall be made in such manner as the Board of Directors from time to time may determine.

     Section 5. Facsimile Signatures. Every evidence of indebtedness issued by the Corporation shall be evidenced by an appropriate instrument which shall be signed by the President and attested by the Secretary and sealed with the seal of the Corporation. The seal may be facsimile, engraved or printed. Where such evidence of indebtedness is authenticated with the manual signature of an authorized officer of the Corporation or trustee designated by any indenture of trust or under any other agreement under which the evidence of indebtedness is issued, the signature of any of the Corporation's officers named thereon may be facsimile. In case any officer who signed, or whose facsimile signature has been used on any such bond or debenture, shall cease to be an officer of the Corporation for any reason before the same has been delivered by the Corporation, such bond or debenture may nevertheless be adopted by the Corporation and issued and delivered as though the person who signed it or whose facsimile signature has been used thereon had not ceased to be such officer.

            ARTICLE VII.  CERTIFICATE FOR SHARES AND THEIR TRANSFER
     Section 1. Certificate for Shares. Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

     The signatures of such officers upon a certificate may be facsimiles if the certificate is countersigned on behalf of a transfer agent or registrar other than the Corporation itself or one of its employees. Each certificate for shares shall be consecutively numbered or otherwise identified.

     No fractional shares, nor any evidences of fractional shares shall be issued by the Corporation.


     Section 2. Transfer of Shares. Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.
     The Board of Directors may appoint, from time to time, a transfer agent and may require all certificates of shares to require the signature of the transfer agent, or as the Board may otherwise direct.


     Section 3. Lost or Destroyed Certificates. The Corporation may issue a new certificate to replace any certificate theretofore issued by it alleged under oath to have been lost, stolen or destroyed. The Board of Directors may require the owner of such certificate or his legal representative or other appropriate person to give the Corporation a bond or other indemnity satisfactory to the Board of Directors in such sum and with such sureties as the Board of Directors may direct to indemnify the Corporation against claims that may be made on account of the issuance of such new certificates or the fact that more than one certificate may be outstanding. A new certificate may be issued without requiring any bond.

     Section 4. Consideration for Shares. The capital stock of the Corporation shall be issued for such consideration as shall be fixed from time to time by the Board of Directors, but not less than the par value thereof. In the absence of fraud, the determination of the Board of Directors as to the value of any property or services received in full or partial payment of shares shall be conclusive. Neither promissory notes nor future services shall constitute payment or part payment for capital stock of the Corporation.

                           ARTICLE VIII.  FISCAL YEAR

     The fiscal year of the Corporation shall begin on the lst day of June and end on the 31st day of May in each year.

                             ARTICLE IX.  DIVIDENDS

     The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its issued and outstanding shares, in cash or property, but only out of the unreserved and unrestricted earned surplus of the Corporation or out of the unreserved and unrestricted net earnings of the current fiscal year and the next preceding fiscal year taken as a single period and upon such other terms and conditions as are provided under the statutes of the State of Montana applicable thereto.

                           ARTICLE X.  CORPORATE SEAL

     The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the Corporation and the state of incorporation and the words `Corporate Seal''.

                         ARTICLE XI.  WAIVER OF NOTICE

     Whenever any notice is required to be given to any shareholder or director of the Corporation under the provisions of these By-Laws, or under the provisions of the Articles of Incorporation, or under the provisions of the Montana Business Corporation Act, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice and shall constitute a release of any claim based upon or arising out of the failure to give or receive such notice. Attendance at any meeting, in person or by proxy, shall constitute a waiver of notice of such meeting, except where attendance is for the express purpose of objecting to the legality of that meeting.

                         ARTICLE XII.  INDEMNIFICATION

     The Corporation shall indemnify every director or officer, his heirs, executors and administrators, against expenses reasonably incurred by him in connection with any action, suit or proceeding to which he may be made a party by reason of his being or having been a director or officer of the Corporation, or at its request of any other corporation of which it is a stockholder or creditor and from which he is not entitled to be indemnified, except in relation to matters as to which he shall be finally adjudged in such action, suit or proceeding to be liable for negligence or misconduct; in the event of a settlement, indemnification shall be provided only in connection with such matters covered by the settlement as to which the Corporation is advised by counsel that the person to be indemnified did not commit such a breach of duty. The foregoing right of indemnification shall not be exclusive of other rights to which he may be entitled.


                      ARTICLE XIII.  INTEREST OF DIRECTOR

     No member of the Board shall vote on questions in which he is interested, otherwise than as a stockholder, except the election of officers, or be present at the Board meeting while the same is being considered. But if his retiring from the Board in such cased reduces the number below a quorum, the question may be decided by those who remain.

                 ARTICLE XIV.  CONTRACTS WITH ADVERSE INTEREST

     No contract or other transaction between this Corporation and one or more of its directors, officers or stockholders or between this Corporation and any other corporation, firm or association in which one or more of its officers, directors or stockholders are officers, directors or stockholders shall be either void or voidable (1) if at a meeting of the Board of Directors or committee authorizing or ratifying the contract or transaction there is a quorum of persons not so interested and the contract or other transaction is approved by a majority of such quorum, or (2) if the contract or other transaction is ratified at an annual or special meeting of stockholders, or (3) if the contract or other transaction is just and reasonable to the Corporation at the time it is made, authorized or ratified.

                     ARTICLE XV.  DISALLOWANCE OF EXPENSES

     Any payments made to an officer of the Corporation, such as a salary, commission, bonus, interest, or rent, or entertainment expense incurred by him, which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service, shall be reimbursed by such officer to the Corporation to the full extent of such disallowance. It shall be the duty of the directors, as a Board, to enforce payment of each such amount disallowed. In lieu of payment by the officer, subject to the determination of the directors, proportionate amounts may be withheld from his future compensation payments until the amount owned to the Corporation has been recovered.

                       ARTICLE XVI.  ALL REMAINING POWERS

     In addition to the powers and authorities by these By-Laws expressly conferred upon it, the Board may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

                           ARTICLE XVII.  AMENDMENTS

     These By-Laws may be altered, amended or repealed and new By-Laws may be adopted by the Board of Directors at any regular or special meeting of the Board of Directors.

     We the undersigned, being all of the duly elected and acting Directors of Winter Sports, Inc., do hereby formally and regularly adopt, ratify and sign the foregoing Amended By-Laws as the By-Laws of this Corporation for the guidance of this Corporation and regulation of its business and as evidence of such adoption and ratification of these Amended By-Laws, we do hereby set our hands this 30th day of June, 1981.

                         SIGNED:

                         R. GENE JELLISON
                         DARREL R. MARTIN
                         GARY G. HARDING
                         ROY M. DUFF
                         RUSSELL STREET



                             FIRST AMENDMENT TO THE
                                AMENDED BY-LAWS
                                       OF
                              WINTER SPORTS, INC.

I, the undersigned, being the duly elected and acting Secretary of WINTER SPORTS, INC., do hereby certify that the Directors of the Corporation at a Directors' meeting held on the 11th day of August, 1981, amended by By-Laws to read as follows:

                           ARTICLE II.  SHAREHOLDERS

     Section 1. Annual Meeting. The Annual Meeting date shall be changed to the second Tuesday of August of each year, at a time to be determined each year by the Board of Directors. If the date fixed for the annual meeting shall be a legal holiday in the State of Montana, such meeting shall be held on the next succeeding business day.

                        ARTICLE III.  BOARD OF DIRECTORS

     Section 2. Number, Tenure and Qualifications. The number of Directors of the Corporation shall be seven (7). Each director shall hold office until the next annual meeting of shareholders and until his successor shall have been elected and qualified. Directors must be shareholders of the Corporation.

DATED:  August 11, 1981

                              Robert M. Sullivan
                              Secretary



                            SECOND AMENDMENT TO THE
                                AMENDED BY-LAWS
                                       OF
                              WINTER SPORTS, INC.

I, the undersigned, being the duly elected and acting Secretary of WINTER SPORTS, INC., do hereby certify that the Directors of the Corporation at a Directors' meeting held on the 9th day of August, 1983, amended by By-Laws to read as follows:

                          ARTICLE III.  BOARD OF DIRECTORS

     Section 2. Number, Tenure and Qualifications. The number of Directors of the Corporation shall be nine (9). Each director shall hold office until the next annual meeting of shareholders and until his successor shall have been elected and qualified. Directors must be shareholders of the Corporation.

DATED:  August 9, 1983


                              Robert M. Sullivan
                              Secretary
                             THIRD AMENDMENT TO THE
                                AMENDED BY-LAWS
                                       OF
                              WINTER SPORTS, INC.

I, the undersigned, being the duly elected and acting Secretary of WINTER SPORTS, INC., do hereby certify that the Directors of the Corporation at a Directors' meeting held on the 18th day of June, 1987, amended Article II,
Section 1, of the By-Laws to read as follows:

                           ARTICLE II.  SHAREHOLDERS

     Section 1. Annual Meeting. The Annual Meeting date shall be changed to the second Tuesday of October of each year, at a time to be determined each year by the Board of Directors. If the date for the annual meeting shall be a legal holiday in the State of Montana, such meeting shall be held on the next succeeding business day.

DATED:  June 18, 1987

                              Calvin S. Robinson
                              Secretary


                            FOURTH AMENDMENT TO THE
                                AMENDED BY-LAWS
                                       OF
                              WINTER SPORTS, INC.

     Article IV, Section 1, of the By-Laws of Winter Sports, Inc. is amended to read as follows:
     Section 1. Number. The officers of the Corporation shall be chairman of the Board, a President, one or more Vice Presidents (the number thereof to be determined by the Board of Directors), a Secretary, and a Treasurer, each of whom shall be elected by the Board of Directors.

     Article IV of the By-Laws of Winter Sports, Inc. shall be further amended by inserting between Section 4 and Section 5 of Article IV, Section 4(a), and
Section 4(a) shall read as follows:

     Section 4(a). Chairman. The Chairman of the Board of Directors (in case of his absence, the President, or in his absence, a Vice President) shall preside at and act as Chairman of each meeting of the Board of Directors. The Chairman shall perform such other duties as may be prescribed from time to time by the Board of Directors or by the By-Laws.

     This amendment was adopted by the Board of Directors of Winter Sports, Inc. and effective August 18, 1988 at 10:30 o'clock a.m., MDT.


                              Calvin S. Robinson
                              Secretary


APPROVED:

Dennis L. Green, Chairman of the Board
Michael J. Collins, President



                             FIFTH AMENDMENT TO THE
                                AMENDED BY-LAWS
                                       OF
                              WINTER SPORTS, INC.

     Article III, Section 2, of the By-Laws of Winter Sports, Inc. is amended to read as follows:

                        ARTICLE III.  BOARD OF DIRECTORS

     Section 2. Number, Tenure and Qualifications. The number of directors of the Corporation shall be nine (9). Each director shall hold office until the next annual meeting of shareholders and until his successor shall have been elected and qualified. Directors must be shareholders of the Corporation. Lessees of the Corporation are not eligible to serve on the Board of Directors. With the exception of the President/CEO, employees of the Corporation are not eligible to serve on the Board of Directors.

     This amendment was adopted by the Board of Directors of Winter Sports, Inc. at a Directors' meeting held the 17th day of January, 1991.


                              Calvin S. Robinson
                              Secretary/Treasurer

APPROVED:


Dennis L. Green, Chairman of the Board
Michael J. Collins, President
Russell Street, Vice President




                             SIXTH AMENDMENT OF THE
                                AMENDED BY-LAWS
                                       OF
                              WINTER SPORTS, INC.

     Article III, Section 3, of the By-Laws of Winter Sports, Inc. is amended to read as follows:

                        ARTICLE III.  BOARD OF DIRECTORS

     Section 3. Regular Meetings. The annual meeting of the Board of Directors shall be held within 48 hours of the close of the annual Stockholders' meeting, at a time and place to be set by the Chairman of the Board or President/CEO, and notice to Directors shall be given pursuant to Section 5 of this Article.

     The Board of Directors may provide, by resolution, the time and place for the holding of additional regular meetings, without notice other than such resolution.


     This amendment was adopted by the Board of Directors of Winter Sports, Inc. at a Directors' meeting held the 17th day of January, 1991.


                                   Calvin S. Robinson
                                   Secretary/Treasurer


APPROVED:

Dennis L. Green, Chairman of the Board
Michael J. Collins, President
Russell Street, Vice President



                               SEVENTH AMENDMENT

                      TO THE BYLAWS OF WINTER SPORTS, INC.


     ARTICLE XII IS HEREBY AMENDED TO READ AS FOLLOWS:


                                  ARTICLE XII

A. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE CORPORATION SHALL INDEMNIFY ANY DIRECTOR, OFFICER, OR EMPLOYEE WHO IS MADE A PARTY TO ANY LEGAL, REGULATORY OR OTHER PROCEEDING BECAUSE HE OR SHE IS OR WAS A DIRECTOR, OFFICER OR EMPLOYEE OF THE CORPORATION.

B. NO DIRECTOR SHALL BE LIABLE TO THE CORPORATION OR ITS SHAREHOLDERS FOR ANY ACTIONS TAKEN OR ANY FAILURE TO TAKE ANY ACTION, AS A DIRECTOR, EXCEPT LIABILITY FOR:

     (1) THE AMOUNT OF A FINANCIAL BENEFIT RECEIVED BY A DIRECTOR TO WHICH THE DIRECTOR IS NOT ENTITLED;

     (2)  AN INTENTIONAL INFLICTION OF HARM ON THE CORPORATION OR THE
          SHAREHOLDERS;

     (3)  A VIOLATION OF MCA 35-1-713; AND

     (4)  AN INTENTIONAL VIOLATION OF CRIMINAL LAW.
C. NO OFFICER SHALL BE LIABLE TO THE CORPORATION OR ITS SHAREHOLDERS IF THE OFFICER ACTS:

     (1)  IN GOOD FAITH;

     (2) WITH THE CARE AN ORDINARILY PRUDENT PERSON IN A SIMILAR POSITION WOULD EXERCISE UNDER SIMILAR CIRCUMSTANCE; AND

     (3) IN A MANNER THE OFFICER REASONABLY BELIEVES TO BE IN THE BEST INTERESTS OF THE CORPORATION.


     THIS AMENDMENT WAS ADOPTED BY THE BOARD OF DIRECTORS OF WINTER SPORTS, INC. AT A DIRECTORS' MEETING HELD THE 23RD DAY OF JULY, 1998.



                                   /S/ SANDRA K. UNGER
                                   SANDRA K. UNGER, SECRETARY


APPROVED:


/S/ MICHAEL J. COLLINS
MICHAEL J. COLLINS, PRESIDENT





                                EIGHTH AMENDMENT

                      TO THE BYLAWS OF WINTER SPORTS, INC.


     ARTICLE III, SECTION 3, IS HEREBY AMENDED TO READ AS FOLLOWS:


                          ARTICLE III.  BOARD OF DIRECTORS


          SECTION 3. REGULAR MEETINGS. THE ANNUAL MEETING OF THE BOARD OF DIRECTORS SHALL BE HELD WITHIN SEVEN (7) DAYS OF THE ANNUAL SHAREHOLDERS' MEETING, AT A TIME AND PLACE TO BE SET BY THE CHAIRMAN OF THE BOARD OR PRESIDENT/CEO, AND NOTICE TO DIRECTORS SHALL BE GIVEN PURSUANT TO SECTION 5 OF THE ARTICLE.

          THE BOARD OF DIRECTORS MAY PROVIDE, BY RESOLUTION, THE TIME AND PLACE FOR THE HOLDING OF ADDITIONAL REGULAR MEETINGS, WITHOUT NOTICE OTHER THAN SUCH RESOLUTION.


     THIS AMENDMENT WAS ADOPTED BY THE BOARD OF DIRECTORS OF WINTER SPORTS, INC. AT A DIRECTORS' MEETING HELD THE 6TH DAY OF NOVEMBER, 1998.


                              /S/ SANDRA K. UNGER
                              SANDRA K. UNGER, SECRETARY


APPROVED:


/S/ MICHAEL J. COLLINS